SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	April 6, 2004

W.W. Grainger, Inc.

(Exact Name of Registrant as Specified in its Charter)
Illinois

(State or Other Jurisdiction of Incorporation)
1-5684	36-1150280

(Commission File Number)	(I.R.S. Employer Identification No.)
100 Grainger Parkway, Lake Forest, Illinois	60045-5201

(Address of Principal Executive Offices)	(Zip Code)
(847) 535-1000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events and Regulation FD Disclosure.

On April 6, 2004, the Company issued a news release announcing a new operational structure. At the same time, Wesley M. Clark, President and Chief Operating Officer, announced his plans to leave the Company.  He is also resigning as a director and will not stand for reelection as a director at the Company’s 2004 annual meeting of shareholders to be held later in the month.  A copy of the news release is provided as Exhibit 99 to this report.

Item 7.   Financial Statements and Exhibits

(c) Exhibits (numbered in accordance with Item 601 of regulation S-K).

Exhibit No.	Document Description
99.	News release issued by the Company on April 6, 2004.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2004

W.W. GRAINGER, INC.

By: /s/ P.O. Loux
P.O. Loux
Senior Vice President, Finance
and Chief Financial Officer